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                                                                  EXHIBIT 23.5


                                    CONSENT


     I, Kennan E. Kaeder, hereby consent to the use of my opinion dated August 14, 2000 and my name under the caption "Legal Matters" in the amended SB-2 Registration Statement and Prospectus, and any subsequent amendments thereto, as filed with the Securities and Exchange Commission of Worldwineweb.ws, Inc.


                                       /s/ Kennan E. Kaeder
                                       --------------------
                                       Kennan E. Kaeder